                                                                   EXHIBIT 3.1.4


                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                               BIKERS DREAM, INC.,
                            a California Corporation


        Harold L. Collins and Anne Todd certify that:

        1. They are the duly elected President and Secretary, respectively, of Bikers Dream, Inc., a California corporation (the "Corporation").

        2. Article One of the Articles of Incorporation of the Corporation (the "Articles") is amended to read as follows, in its entirety:

        "The name of this corporation is Ultra Motorcycle Company."

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation pursuant to Section 902 of the California Corporations Code (the "Corporations Code").

        4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation pursuant to Section 902 of the Corporations Code. On November 6, 2000, the record date of the meeting of shareholders of the Corporation at which the foregoing amendment of the Articles of Incorporation was approved, the total number of issued and outstanding shares entitled to vote with respect to the foregoing amendment was 9,061,385, consisting of 8,920,946 shares of Common Stock and 702,194 shares of Series B Preferred Stock entitled to 140,439 votes with the Common Stock. On said record date, the Corporation had no other class of securities outstanding. The favorable vote of a majority of the 9,061,385 shares entitled to vote is required to approve the amendment and the number of shares voting in favor of the amendment exceeded the required vote.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

        IN WITNESS WHEREOF, the undersigned have executed this certificate in Mira Loma, California, this 15th day of January, 2001.



                                        /s/ Harold L. Collins
                                       -----------------------------------------
                                       Harold L. Collins, President



                                        /s/ Anne Todd
                                       -----------------------------------------
                                       Anne Todd, Secretary



                                       2